SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

June 10, 2010
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Date of Report (date of earliest event reported)

American TonerServ Corp.
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Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
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State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
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Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On June 10, 2010, American TonerServ Corp. (the "Company") entered into a Termination Agreement with Mid-America Environmental, LLC ("MAE"), doing business as Alpha Laser Services and Alpha Imaging Solutions, and certain related entities and individuals. The Termination Agreement provides for the mutual termination of the Independent Sales Partner Agreement (the "ISP Agreement") and an Asset Purchase Option Agreement with the Company that was entered into in April 2009. The Termination Agreement also provides for the orderly wind-up of the operations under the ISP Agreement. Pursuant to the terms of the Termination Agreement two promissory notes from the Company to MAE which, at May 21, 2010, represented approximately $340,000 owed by the Company. A copy of the Termination Agreement is filed as Exhibit 10.1 to this report.

     The Company entered into the Termination Agreement as a result of management's determination that it was not advantageous for the Company to exercise its option under the Asset Purchase Option Agreement or continue the ISP Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
No.	Description
10.1	Termination Agreement with Mid-America Environmental, LLC, et al.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: June 15, 2010	By:	/s/ Chuck Mache_____________ Chuck Mache, President & CEO